Exhibit 99.1

Schnitzer Announces First Quarter Fiscal 2020 Earnings Date and Conference Call Webcast Details

PORTLAND, Ore.--(BUSINESS WIRE)--December 20, 2019--Schnitzer Steel Industries, Inc. (NASDAQ: SCHN) today announced that the Company will report financial results for its first quarter fiscal 2020 ended November 30, 2019 on Wednesday, January 8, 2020 and will host a webcast conference call to discuss the results at 11:30 a.m. Eastern Time on the same day. The webcast of the call and the accompanying slide presentation may be accessed on Schnitzer’s website under Company > Investors > Event Calendar at www.schnitzersteel.com/events. The call will be hosted by Tamara Lundgren, President and Chief Executive Officer, and Richard Peach, Senior Vice President, Chief Financial Officer and Chief of Corporate Operations.

Replay Information

Toll Free Dial: (855) 859-2056
Toll Free International Dial: (404) 537-3406
Conference ID: 7976818
Replay Available: 1/8/2020 to 1/13/2020

About Schnitzer Steel Industries, Inc.

Schnitzer Steel Industries, Inc. is one of the largest manufacturers and exporters of recycled metal products in North America with operating facilities located in 23 states, Puerto Rico and Western Canada. Schnitzer has seven deep water export facilities located on both the East and West Coasts and in Hawaii and Puerto Rico. The Company’s integrated operating platform also includes auto parts stores with approximately 5 million annual retail visits. The Company’s steel manufacturing operations produce finished steel products, including rebar, wire rod and other specialty products. The Company began operations in 1906 in Portland, Oregon.

Contacts

Investor Relations: Michael Bennett (503) 323-2811
Website: www.schnitzersteel.com
Email: ir@schn.com